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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               -----------------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                  SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                               -----------------

  PREMIER BANCSHARES, INC.                            PREMIER CAPITAL TRUST I
(Exact name of Registrant as                       (Exact Name of Registrant as
    Specified in Charter)                             Specified in Charter)

       Georgia                                                  Delaware
(State of Incorporation                                 (State of Incorporation
or Organization)                                            or Organization)


            58-1972600                                  58-6354847
(IRS Employer Identification Number)       (IRS Employer Identification Number)

   2180 Atlanta Plaza                                     2180 Atlanta Plaza
950 East Paces Ferry Road                             950 East Paces Ferry Road
 Atlanta, Georgia  30326                               Atlanta, Georgia  30326
  (Address of principal                                 (Address of principal
   executive offices)                                     executive offices)

If this Form relates to the                    If this Form relates to the
registration of a class of                     registration of a class of
securities pursuant to                         securities pursuant to Section
Section 12(b) of the Exchange                  12(g) of the Exchange Act and is
Act and is effective pursuant                  effective pursuant to General
to General Instruction A.(c),                  Instruction A.(d), please check
please check the following                     the following box.  [_]
box. [X]

Securities Act Registration Statement File Number to which
this form relates:                                               333-38461
                                                              (if applicable)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

          Title of each class                     Name of each exchange on which
          To be so registered                     each class is to be registered
          -------------------                     ------------------------------

Cumulative Trust Preferred Securities (and the       New York Stock Exchange
Guarantee with respect thereto)

Securities to be registered pursuant to Section 12(b) of the Act:

None.
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               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     For the full description of Premier Capital Trust I's Cumulative Trust Preferred Securities (the "Preferred Securities") and the Guarantee of Premier Bancshares, Inc. (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Subordinated Debentures," and "Description of the Guarantee" in the Prospectus that forms part of the Company's Registration Statement on Form S-3 (Registration No. 333-38461) filed with the Securities and Exchange Commission on October 22, 1997 under the Securities Act of 1933, as amended (the "Registration Statement"). The information contained in the Registration Statement and the Prospectus, are incorporated herein by reference. A definitive copy of the Prospectus describing the Preferred Securities was filed pursuant to Rule 424(b)(4) and is incorporated by reference into this Registration Statement on Form 8-A.

Item 2.  Exhibits.

     2.1 Certificate of Trust of Premier Capital Trust I, Incorporated by reference to Exhibit 4.5 to the Registration Statement.

     2.2(a) Trust Agreement of Premier Capital Trust I. Incorporated by reference to Exhibit 4.6 to the Registration Statement.

     2.2(b) Form of Amended and Restated Trust Agreement of Premier Capital Trust I. Incorporated by reference to Exhibit 4.7 to the Registration Statement.

     2.3       Form of Preferred Security Certificate for Premier Capital Trust
               I. Incorporated by reference to Exhibit 4.8 to the Registration Statement (included as an exhibit to Exhibit 4.7 of the Registration Statement).

     2.4 Form of Preferred Securities Guarantee Agreement for Premier Capital Trust I. Incorporated by reference to Exhibit 4.10 to the Registration Statement.

     2.5 Form of Indenture between Premier Bancshares, Inc. and State Street Bank and Trust Company, as Trustee. Incorporated by reference to Exhibit 4.3 to the Registration Statement.

     2.6       Form of Subordinated Debenture. Incorporated by reference to
               Exhibit 4.9 to the Registration Statement (included as an exhibit to Exhibit 4.3 to the Registration Statement).
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 27, 1999.


PREMIER CAPITAL TRUST I                 PREMIER BANCSHARES, INC.


By:  /s/ Darrell D. Pittard             By:  /s/ Darrell D. Pittard
     ---------------------------             --------------------------
     Darrell D. Pittard, Trustee             Darrell D. Pittard, Chairman of the
                                             Board and Chief Executive Officer
By:  /s/ Robert C. Oliver
     ---------------------------
     Robert C. Oliver, Trustee